Exhibit 99

ORBCOMM ANNOUNCES FIRST QUARTER 2020 RESULTS

– Total Revenues of $66.2 Million, In Line with Guidance –

– Service and Product Gross Margins Increase Over Last Year –

– Cash Flow from Operations of $8.2 Million –

Rochelle Park, NJ, April 30, 2020 – ORBCOMM Inc. (NASDAQ: ORBC), a global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, today announced financial results for the first quarter ended March 31, 2020.

The following financial highlights are in thousands of dollars and unaudited.

	Three Months Ended March 31,
	2020	2019
Recurring Service Revenues	$39,853	$37,529
Other Service Revenues	671	1,478
Total Service Revenues	40,524	39,007
Product Sales	25,655	27,028
Total Revenues	66,179	66,035
Net Loss Attributable to ORBCOMM Inc. Common Stockholders	(6,975)	(5,490)
Basic EPS	(0.09)	(0.07)
EBITDA (1)	11,772	12,747
Adjusted EBITDA (1)	13,680	15,138

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included with the financial tables at the end of this release.

“We’re pleased with our results in the first quarter despite facing a difficult environment,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “Service and product margins improved over the prior year, which led to solid Adjusted EBITDA and cash flow generation. The transition for our employees to working remotely has been seamless with minimal disruption to global business operations. As such, we continue to ship products, support customers and execute on our technology roadmap during these unprecedented times. We are disciplined in managing the business, so we can emerge from these challenging times as a more efficient and better-performing company.”

Financial Results

Revenues

Total Revenues for the first quarter of 2020 were $66.2 million compared to $66 million in the prior year period. The Company added about 60,000 net subscriber additions in the first quarter bringing the total billable subscriber communicators to approximately 2.20 million as of March 31, 2020.

1

Service Revenues were $40.5 million in the first quarter of 2020, up $1.5 million or 3.9% compared to the same period last year. Recurring Service Revenues increased 6.2% to $39.9 million in the first quarter compared to the prior year quarter. The improvement was driven by a favorable $1.9 million accounting adjustment and from new subscribers added over the last twelve months. Other Service Revenues, comprised of installation services, professional services and software licenses, were $0.7 million in the quarter.

Product Sales were $25.7 million in the first quarter of 2020 compared to $27 million in the first quarter of 2019 as a portion of device shipments were pushed out at the end of March as market conditions changed.

Gross Margin (1)

GAAP Service Gross Margin, inclusive of depreciation and amortization expense, was 57.2% in the first quarter of 2020 compared to 55.7% in the prior year period. Non-GAAP Service Gross Margin, excluding depreciation and amortization expense, was 67.7% in the first quarter of 2020 compared to 66.6% in the prior year period. The year-over-year improvements were primarily due to adding subscribers at high incremental margins.

GAAP Product Gross Margin, inclusive of depreciation and amortization expense, was 30.7% in the first quarter of 2020 compared to 27.0% in the prior year period. Non-GAAP Product Gross Margin, excluding depreciation and amortization expense, was 32.6% in the first quarter of 2020 compared to 29.6% in the same period last year. The year-over-year improvements were primarily due to a better mix of new cost-reduced products, a $0.5 million reduction in estimated warranty expense as new products are performing at a higher reliability rate than accrued, and cost reductions with our manufacturing partner.

Operating Expenses

Operating Expenses for the first quarter of 2020 were $37 million compared to $34 million for the same period in 2019. Excluding a $2 million favorable net benefit in 2019 associated with the inthinc acquisition, operating expenses increased $1 million. The increase was largely due to higher selling, general and administrative costs resulting from higher than usual bad debt expense and higher depreciation and amortization expense.

Net Income (Loss) and Earnings Per Share

Net Loss Attributable to ORBCOMM Inc. Common Stockholders for the first quarter of 2020 was $7 million, or $0.09 per share, compared to a Net Loss of $5.5 million, or $0.07 per share in the first quarter of 2019.

EBITDA and Adjusted EBITDA (1)

EBITDA for the first quarter of 2020 was $11.8 million compared to $12.7 million in the prior year period.

Adjusted EBITDA for the first quarter of 2020 was $13.7 million compared to $15.1 million in the prior year period. Excluding the favorable $2 million net benefit recognized in the first quarter of 2019, Adjusted EBITDA improved $0.5 million, or 4.1% over the prior year period. The Company’s Adjusted EBITDA

Margin increased to 20.7%, an improvement of 80 basis points over the prior year. The Adjusted EBITDA performance was primarily driven by higher service and product gross profits that more than offset incremental operating expenses.

Balance Sheet & Cash Flow

As of March 31, 2020, Cash and Cash Equivalents totaled $70.1 million, an increase of $15.9 million from the fourth quarter of 2019. This includes the Company drawing $15 million from its revolving credit facility. In the first quarter of 2020, Cash Flow from Operations totaled $8.2 million and Capital Expenditures were $4.8 million.

Outlook (2)

For the second quarter, the Company anticipates Recurring Service Revenue to be flat to down 3% over the prior year period as a result of the completion of the AT&T contract, as well as anticipating a small impact from fluctuations in foreign exchange rates.  Due to COVID-19, the Company expects a more significant drop in product sales in the second quarter as some OEM’s have temporarily suspended production lines and some fleets have delayed deployments, while the Company is able to provide limited on-site support. The Company believes Total Revenues in the second quarter to be $55 million on the low end and $60 million on the high end depending on how market conditions evolve. The Company anticipates Adjusted EBITDA margin in the second quarter to be approximately 19%.

Due to the uncertainty surrounding the level of business disruption across the multiple markets ORBCOMM serves as a result of the spread of COVID-19, the Company is withdrawing its previously announced full-year 2020 outlook.  The Company expects to provide better visibility on its Q2 earnings call.

(2) The Company’s outlook includes non-GAAP measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, which exclude charges or credits not indicative of core operations, which may include but not be limited to stock-based compensation expense, acquisition-related and integration costs, impairment loss, and other significant items that currently cannot be predicted. The exact amount of these charges or credits are not currently determinable, but may be significant. Accordingly, the Company is unable to provide equivalent reconciliations from GAAP to non-GAAP for these financial measures.

Investment Community Conference Call

ORBCOMM will host a conference call and webcast for the investment community this morning at 8:30 AM ET. Senior management will review the results, discuss ORBCOMM’s business, and address questions.  To access the call, participants in the U.S. should dial 1-844-735-3762 at least ten minutes prior to the start of the call. International participants should dial 1-412-317-5710. To hear a live web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s investor relations website at http://investors.orbcomm.com and then select “News & Events” to access the link to the webcast. To listen to a replay of the conference call, please dial 1-877-344-7529 or 412-317-0088 for International callers using access code 10143043. The audio replay will be available from approximately 11:30 AM ET on April 30, 2020 through May 14, 2020.

About ORBCOMM Inc.

ORBCOMM (Nasdaq: ORBC) is a global leader and innovator in the industrial Internet of Things industry, providing solutions that connect businesses to their assets to deliver increased visibility and operational efficiency. The company offers a broad set of asset monitoring and control solutions, including seamless satellite and cellular connectivity, unique hardware and powerful applications, all backed by end-to-end customer support, from installation to deployment to customer care. ORBCOMM has a diverse customer base including premier OEMs, solutions customers and channel partners spanning transportation, supply chain, warehousing and inventory, heavy equipment, maritime, natural resources, and government. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, estimates, objectives and expectations for future events, as well as projections, business trends and other statements that are not historical facts. Such forward-looking statements are subject to known and unknown risks and uncertainties, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the novel coronavirus (COVID-19) pandemic; demand for and market acceptance of our products and services and our ability to successfully implement our business plan; our dependence on our subsidiary companies (Market Channel Affiliates (“MCAs”)) and third-party product and service developers and providers, distributors and resellers (Market Channel Partners (“MCPs”)) to develop, market and sell our products and services, especially in markets outside the United States; substantial losses we have incurred and may continue to incur; substantial competition in the telecommunications, AIS data and industrial IoT industries; the inability to effect suitable investments, alliances and acquisitions or the inability to successfully integrate acquired businesses and systems; defects, errors or other insufficiencies in our products or services; failure to meet minimum service level commitments to certain of our customers; our dependence on significant customers for a substantial portion of our revenues, including key customers such as JB Hunt Transport Services, Inc., Caterpillar Inc., Komatsu Ltd., Carrier Transicold and Satlink S.L.; our ability to expand our business outside the United States and risks related to the economic, political and other conditions in foreign countries in which we do business; fluctuations in foreign currency exchange rates; unanticipated domestic or foreign tax or fee liabilities; the possibility we will be required to collect certain taxes in jurisdictions where we have not historically done so; economic, political and other conditions; extreme events such as a man-made or natural disasters, earthquakes, severe weather or other climate change-related events; our dependence on a limited number of manufacturers for many of our products and services; interruptions, discontinuations, slowdown or loss of the supply of subscriber communicators from our vendor Sanmina Corporation; legal proceedings; our reliance on intellectual property; increased regulatory restrictions and oversight; lack of in-orbit or other insurance for our ORBCOMM Generation 1 or ORBCOMM Generation 2 satellites; our reliance on third-party wireless network service providers to deliver existing and developing services in certain areas of our business; significant interruptions, discontinuation or loss of services provided by Inmarsat plc; failure to maintain proper and effective internal controls; inaccurate estimates in accounting or incorrect financial assumptions; significant operating risks related to our satellites due to various types of potential anomalies and potential impacts of space debris or other spacecrafts; the failure of our systems or reductions in levels of service due to technological malfunctions or deficiencies or other events outside of our control; difficulty upgrading or replacing aging hardware and software we use in operating our gateway earth stations and our customers’ subscriber communicators; technical or other difficulties with our gateway earth stations; security risks related to our networks and datanetworks, data processing systems and software systems and those of our third-party service providers; liabilities or additional costs as a result of laws, governmental regulations and evolving views of personal privacy rights; failure of our information technology systems; cybersecurity risks; the level of our indebtedness and the terms of our $250.0 million 8.0% senior secured note indenture and our revolving credit agreement, under which we may borrow up to $25.0 million, that could restrict our business activities or our ability to execute our strategic objectives or adversely affect our financial performance; and risks related to an investment in our common stock, including volatility due to our quarterly performance or our recently announced stock repurchase program. For more detail on these and other risks, please see our Annual Report on Form 10-K for the year ended December 31, 2019 (“Annual Report”), and other documents we file with the SEC. We undertake no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Media Inquiries:
Aly Bonilla	Michelle Ferris
Vice President, Investor Relations	Senior Director, Corporate Communications
ORBCOMM Inc.	ORBCOMM Inc.
703-433-6360	703-433-6516
bonilla.aly@orbcomm.com	ferris.michelle@orbcomm.com

ORBCOMM Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Service revenues	$40,524	$39,007
Product sales	25,655	27,028
Total revenues	66,179	66,035
Cost of revenues, exclusive of depreciation and amortization shown below:
Cost of services	13,081	13,047
Cost of product sales	17,281	19,028
Operating expenses:
Selling, general and administrative	19,730	17,179
Product development	3,820	3,967
Depreciation and amortization	13,364	12,678
Acquisition-related and integration costs	91	215
Loss from operations	(1,188)	(79)
Other income (expense):
Interest income	416	392
Other income (expense)	(266)	242
Interest expense	(5,246)	(5,241)
Total other expense	(5,096)	(4,607)
Loss before income taxes	(6,284)	(4,686)
Income taxes	553	710
Net loss	(6,837)	(5,396)
Less: Net income attributable to noncontrolling interests	138	94
Net loss attributable to ORBCOMM Inc.	$(6,975)	$(5,490)
Net loss attributable to ORBCOMM Inc. common stockholders	$(6,975)	$(5,490)
Per share information-basic:
Net loss attributable to ORBCOMM Inc. common stockholders	$(0.09)	$(0.07)
Per share information-diluted:
Net loss attributable to ORBCOMM Inc. common stockholders	$(0.09)	$(0.07)
Weighted average common shares outstanding:
Basic	78,313	79,387
Diluted	78,313	79,387

ORBCOMM Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value and share data)

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,112	$54,258
Accounts receivable, net of allowance for doubtful accounts of $5,305 and $4,480, respectively	58,460	60,595
Inventories	40,473	39,881
Prepaid expenses and other current assets	16,200	18,003
Total current assets	185,245	172,737
Satellite network and other equipment, net	140,291	145,553
Goodwill	166,129	166,129
Intangible assets, net	70,096	73,280
Other assets	21,735	23,149
Deferred income taxes	207	132
Total assets	$583,703	$580,980
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,796	$16,722
Accrued liabilities	35,625	36,951
Current portion of deferred revenue	6,932	3,865
Total current liabilities	57,353	57,538
Note payable - related party	1,252	1,275
Notes payable, net of unamortized deferred issuance costs	261,877	246,683
Deferred revenue, net of current portion	2,708	6,771
Deferred tax liabilities	14,900	14,894
Other liabilities	15,623	16,303
Total liabilities	353,713	343,464
Commitments and contingencies
Equity:
ORBCOMM Inc. stockholders' equity
Series A Convertible Preferred Stock, par value $0.001; 1,000,000 shares authorized; 40,624 shares issued and outstanding at March 31, 2020 and December 31, 2019	406	406
Common stock, par value $0.001; 250,000,000 shares authorized; 78,525,184 and 78,062,451 shares issued at March 31, 2020 and December 31, 2019, respectively	78	78
Additional paid-in capital	449,431	447,681
Accumulated other comprehensive loss	(907)	(1,013)
Accumulated deficit	(217,917)	(210,942)
Less treasury stock, at cost; 836,904 shares and 0 shares at March 31, 2020 and December 31, 2019, respectively	(2,502)	—
Total ORBCOMM Inc. stockholders' equity	228,589	236,210
Noncontrolling interests	1,401	1,306
Total equity	229,990	237,516
Total liabilities and equity	$583,703	$580,980

ORBCOMM Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(6,837)	$(5,396)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in allowance for doubtful accounts	1,301	144
Change in the fair value of acquisition-related contingent consideration	—	(2,063)
Amortization and write-off of deferred financing fees	194	194
Depreciation and amortization	13,364	12,678
Stock-based compensation	1,679	2,082
Foreign exchange (gain) loss	106	(256)
Deferred income taxes	(20)	(1,042)
Other	580	752
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	823	(2,852)
Inventories	(608)	(785)
Prepaid expenses and other assets	2,424	(1,549)
Accounts payable and accrued liabilities	(3,160)	7,439
Deferred revenue	(1,005)	351
Other liabilities	(634)	(679)
Net cash provided by operating activities	8,207	9,018
Cash flows from investing activities:
Capital expenditures	(4,843)	(4,515)
Net cash used in investing activities	(4,843)	(4,515)
Cash flows from financing activities:
Purchases of common stock under share repurchase program	(2,527)	—
Proceeds from revolving credit facility	15,000	—
Net cash provided by financing activities	12,473	—
Effect of exchange rate changes on cash and cash equivalents	17	(191)
Net increase in cash and cash equivalents	15,854	4,312
Beginning of period	54,258	53,766
End of period	$70,112	$58,078
Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$—	$—
Income taxes	$2,666	$—

The following table reconciles Net Loss Attributable to ORBCOMM Inc. to EBITDA and Adjusted EBITDA for the periods shown:

	Three Months Ended March 31,
	2020	2019
(In thousands and unaudited)
Net loss attributable to ORBCOMM Inc.	$(6,975)	$(5,490)
Provision (benefit) for income taxes	553	710
Net interest (income) expense	(416)	(392)
Interest expense	5,246	5,241
Depreciation and amortization	13,364	12,678
EBITDA	$11,772	$12,747
Stock-based compensation	1,679	2,082
Net income attributable to noncontrolling interests	138	94
Acquisition-related and integration costs	91	215
Adjusted EBITDA	$13,680	$15,138

The following tables reconcile GAAP Service Gross Margin to Non-GAAP Service Gross Margin and GAAP Product Gross Margin to Non-GAAP Product Gross Margin for the periods shown:

	Three Months Ended March 31,
	2020	2019
(In thousands except margin data and unaudited)
Service revenues	$40,524	$39,007
Minus - Cost of services, including depreciation and amortization expense	17,360	17,297
GAAP Service gross profit	$23,164	$21,710
Plus - Depreciation and amortization expense	4,279	4,250
Non-GAAP Service gross profit	$27,443	$25,960
GAAP Service gross margin	57.2%	55.7%
Non-GAAP Service gross margin	67.7%	66.6%

	Three Months Ended March 31,
	2020	2019
(In thousands except margin data and unaudited)
Product sales	$25,655	$27,028
Minus - Cost of product, including depreciation and amortization expense	17,791	19,721
GAAP Product gross profit	$7,864	$7,307
Plus - Depreciation and amortization expense	510	693
Non-GAAP Product gross profit	$8,374	$8,000
GAAP Product gross margin	30.7%	27.0%
Non-GAAP Product gross margin	32.6%	29.6%

ORBCOMM publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, ORBCOMM also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Service Gross Margin and Non-GAAP Product Gross Margin are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

The Company’s outlook includes non-GAAP measures, such as Adjusted EBITDA Margin, which exclude charges or credits not indicative of core operations, which may include but not be limited to stock-based compensation expense, acquisition-related and integration costs, impairment loss, and other significant items that currently cannot be predicted. The exact amount of these charges or credits are not currently determinable, but may be significant. Accordingly, the Company is unable to provide equivalent reconciliations from GAAP to non-GAAP for these financial measures.

EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), provision for income taxes, depreciation and amortization, and loss on debt extinguishment. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps ORBCOMM’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, ORBCOMM management uses EBITDA in presentations to its board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, and acquisition-related and integration costs, is useful to investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Total Revenues.

Non-GAAP Service Gross Margin is defined as Non-GAAP Service gross profit divided by Service Revenue. Non-GAAP Service gross profit is defined as Service Revenue, minus costs of services (including depreciation and amortization expense) plus depreciation and amortization expense. Non-GAAP Product Gross Margin is defined as Non-GAAP Product gross profit divided by Product Sales. Non-GAAP Product gross profit is defined as Product Sales, minus cost of product (including depreciation and amortization expense) plus depreciation and amortization expense. The Company believes that Non-GAAP Service Gross Margin and Non-GAAP Product Gross Margin are useful to evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the depreciation and amortization impact of capital investments from its operating results.